SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2000

XO COMMUNICATIONS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-30900 (Commission File Number)	54-1983517 (IRS Employer Identification No.)

11111 Sunset Hills Road, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-547-2000

(Former name or former address, if changed from last report)

Item 2. Acquisition or Disposition of Assets.

On June 22, 2000, XO Communications, Inc. (f/k/a NEXTLINK Communications,
Inc.), a Delaware corporation (the “Registrant”), filed a Current Report on
Form 8-K (the “Initial Report”) describing the merger (the “Merger”) on June
16, 2000 of each of NEXTLINK Communications, Inc., a Delaware corporation (“Old
NEXTLINK”), and Concentric Network Corporation (“Concentric”), a Delaware
corporation, with and into the Registrant.

On August 21, 2000, the Registrant amended the Initial Report (the “Amended
Report”) to provide the financial statements of Concentric required by Item
7(a) of Form 8-K, and the pro forma condensed combined consolidated financial information required by Item 7(b) of Form 8-K, which information was not included with the Initial Report in reliance on Item 7(a)(4) of Form 8-K. The pro forma condensed combined financial information in the Amended
Report included an unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 giving effect to the Merger as if it occurred
January 1, 1999.

The purpose of this further amendment to the Initial Report is to provide an updated unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 and the nine months ended September 30,
2000 giving effect to the Merger as if it occurred January 1, 1999.

Additionally, this amendment corrects the reference to Rule 12g-3(a) in the last paragraph of Item 2 of the Initial Report. The Registrant is the
successor issuer to Old NEXTLINK for purposes of Rule 12g-3(c) under the
Securities Exchange Act of 1934.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (b)    Pro forma financial information.

(i)	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1999 and the nine months ended September 30, 2000.

(ii)	Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

      Unaudited Pro Forma Condensed Combined Financial Statements of XO and Concentric

      On June 16, 2000, XO Communications, Inc. (XO), formerly known as NEXTLINK Communications, Inc., merged with Concentric Network Corporation (Concentric), a provider of high-speed digital subscriber line, or DSL, web hosting, e-commerce, and other Internet and data transmission services. In the merger, XO issued shares of XO’s Class A common stock and assumed liabilities of Concentric. The aggregate value of the common stock and the assumed liabilities was approximately $3.6 billion.

      The following unaudited pro forma statements of operations combine the historical statements of operations of XO and Concentric, including their respective subsidiaries after giving effect to the merger. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 and the nine months ending September 30, 2000 give effect to the merger as if it occurred January 1, 1999. These statements are prepared based on the notes to these unaudited pro forma condensed combined financial statements. The merger has been accounted for as a purchase business combination.

      The following unaudited pro forma financial information has been prepared based upon, and should be read in conjunction with, the audited historical consolidated financial statements of XO and Concentric for the year ended December 31, 1999 filed on Form 10-K and the unaudited financial statements and notes thereto of XO for the nine months ended September 30, 2000, filed on Form 10-Q. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results that would have occurred had the merger been completed at the beginning of the period for which the merger is being given effect, nor is it necessarily indicative of future financial position or operating results.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 1999
(Dollars in thousands, except per share amounts)

		Historical	Historical	Pro Forma
	Historical XO	Concentric	Combined	Adjustment	Note		Total

Revenue	$274,324	$147,060	$421,384	$—			$421,384

Costs and Expenses:

Operating	221,664	118,426	340,090	—			340,090

Selling, general and administrative	266,908	64,567	331,475	—			331,475

Restructuring	30,935	—	30,935	—			30,935

Stock-based compensation	12,872	373	13,245	—			13,245

Depreciation	93,097	28,658	121,755	—			121,755

Amortization	15,378	10,448	25,826	646,672	(3b	)	672,498

Total costs and expenses	640,854	222,472	863,326	646,672			1,509,998

Loss from operations	(366,530)	(75,412)	(441,942)	(646,672)			(1,088,614)

Interest income	90,961	13,558	104,519	—			104,519

Interest expense	(283,123)	(22,569)	(305,692)	—			(305,692)

Other income and expense, net	—	(664)	(664)	—			(664)

Net Loss	(558,692)	(85,087)	(643,779)	(646,672)			(1,290,451)

Preferred stock dividends and accretion	(69,189)	(26,697)	(95,886)	—			(95,886)

Net loss applicable to common shares	$(627,881)	$(111,784)	$(739,665)	$(646,672)			$(1,386,337)

Loss per common share (basic and diluted)	$(2.51)						$(4.36)

Shares used in computation of net loss per share	250,264,918				(3c	)	318,264,918

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2000
(Dollars in thousands, except per share amount)

			Historical	Historical	Pro Forma
	Historical XO	(3d)	Concentric (3d)	Combined	Adjustment	Note		Total

Revenue	$470,753		$106,382	$577,135	$—			$577,135

Costs and Expenses:

Operating	317,015		89,454	406,469	—			406,469

Selling, general and administrative	374,452		58,525	432,977	(14,400)	(3a	)	418,577

Stock-based compensation	39,609		171	39,780	—			39,780

Depreciation	139,984		21,166	161,150	—			161,150

Amortization	216,788		33,033	249,821	323,336	(3b	)	573,157

In-process research and development	36,166		—	36,166	(36,166)	(2)		—

Total costs and expenses	1,124,014		202,349	1,326,363	272,770			1,599,133

Loss from operations	(653,261)		(95,967)	(749,228)	(272,770)			(1,021,998)

Interest income	141,347		4,421	145,768	—			145,768

Interest expense	(324,557)		(10,758)	(335,315)	—			(335,315)

Other income and expense, net	226,735		47,137	273,872	—			273,872

Net Loss	(609,736)		(55,167)	(664,903)	(272,770)			(937,673)

Preferred stock dividends and accretion	(107,505)		(14,840)	(122,345)	—			(122,345)

Net loss applicable to common shares	$(717,241)		$(70,007)	$(787,248)	$(272,770)			$(1,060,018)

Loss per common share (basic and diluted)	$(2.33)							$(3.04)

Shares used in computation of net loss per share	307,774,101					(3c	)	349,219,357

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

      The unaudited pro forma combined statements of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000, give effect to the merger as if it had occurred January 1, 1999. The merger has been accounted for as a purchase business combination.

Note 2. Purchase Price and Purchase Price Allocation

      The merger was accounted for as a purchase of Concentric by XO. The merger resulted in an allocation of purchase price to the tangible and intangible assets of Concentric, as well as a write-off of the portion of the purchase price allocated to in-process technology. The transaction is not expected to result in an incremental deferred tax liability. This allocation reflects our estimate of the fair value of assets to be acquired by XO based upon information available to us to date. We plan to adjust this allocation based on the final purchase price and our final determination of asset value.

      The calculation of the purchase consideration was based on the number of outstanding Concentric shares that were exchanged on the actual merger date and the exchange ratio applied per the merger agreement.

      Concentric’s outstanding options and warrants were converted to equivalent options and warrants of XO. The number of options and warrants and the exercise prices will be adjusted so that XO options and warrants issued for Concentric options and warrants will have an equivalent intrinsic value per option and warrant. The term and vesting of the options and warrants was not modified. We have therefore included the estimated fair value of these options and warrants in the purchase price. We calculated the fair value of the options and warrants to purchase shares in XO based on the number of options and warrants outstanding on the actual merger date.

      The aggregate purchase price was determined as follows (in thousands):

Concentric common shares outstanding	52,862

Exchange ratio	1.2868

Equivalent XO common stock exchanged	68,023

XO market value per share (see note 2)	$37.375

Fair value of common stock issued	$2,542,356

Fair value of Concentric liabilities at June 16, 2000.	321,448

Fair value of Concentric preferred stock at June 16, 2000.	246,698

Fair value of Concentric options	319,418

Fair value of Concentric warrants	136,412

Estimated investment banking, legal and accounting fees, and fees paid to holders of Concentric notes and preferred stock	26,500

Total consideration	$3,592,832

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS -—(Continued)

      The aggregate purchase price was allocated to the tangible and intangible assets of Concentric as follows (in thousands):

Fair value of assets acquired at June 16, 2000	$384,861

Fair value of current products and technology	95,218

Fair value of core technology	46,323

Fair value of customer lists	77,299

Fair value of in-process technology	36,166

Fair value of Concentric trade name	10,065

Fair value of Concentric workforce	17,329

Preliminary goodwill	2,925,570

Aggregate purchase price	$3,592,832

      The allocation of the purchase price to the assets and liabilities of Concentric is preliminary and subject to adjustment as final determination of values and future uses are made.

Note 3. Other Pro Forma Adjustments

a.	The pro forma adjustment reflects merger-related expenses incurred by Concentric prior to the merger.

b.	The effect of allocating the aggregate purchase price to the tangible and intangible assets of Concentric results in additional amortization expense of $646.7 million for the year ended December 31, 1999 and $323.3 million for the nine months ended September 30, 2000. For amortization purposes, goodwill and has been assigned a five-year life and all other acquired intangible assets have been assigned a four-year life.

c.	Pro forma shares outstanding used in the computation of net loss per share is based on the weighted average effect of the actual number of shares issued on the date of the merger plus XO’s historically reported weighted average shares outstanding for the period. Share and per share data have been adjusted to reflect the XO two-for-one stock split on June 15, 2000.

d.	Historical XO includes the results of operations of Concentric from the closing date of the merger, June 16, 2000, through September 30, 2000. Historical Concentric includes the results of operations of Concentric from January 1, 2000 through June 15, 2000.

Note 4. Reclassifications

      Certain historical amounts have been reclassified to conform with the pro forma condensed combined presentation.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                             XO COMMUNICATIONS, INC.

By:/s/ Gary D. Begeman Name: Gary D. Begeman Title: Senior Vice President, General Counsel and Secretary

January 18, 2001